Tanger Factory Outlet Centers, Inc.
                Supplemental Operating and Financial Data for the
                             Quarter Ended 09/30/02







                       Tanger Factory Outlet Centers, Inc.


                    Supplemental Operating and Financial Data

                               September 30, 2002









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



                                     Notice





This Supplemental Operating and Financial Data may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which reflect management's current views with respect to future events and financial performance relating to our re-merchandising strategy, the renewal and re-tenanting of space, tenant sales and sales trends, interest rates, fund from operations, the development of new centers, the opening of ongoing expansions, coverage of the current dividend and the impact of sales of land parcels. These forward-looking statements are subject to risks and uncertainties. Actual results could differ materially from those projected due to various factors including, but not limited to, the risks associated with general economic and local real estate conditions, the availability and cost of capital, our ability to lease our properties, our inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise, and competition. For a more detailed discussion of the factors that affect our operating results, interested parties should review the Tanger Factory Outlet Centers, Inc. Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

This Supplemental Operating and Financial Data is not an offer to sell or a solicitation to buy any securities of the Company. Any offers to sell or solicitations to buy any securities of the Company shall be made only by means of a prospectus.




<
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



                                Table of Contents



Section                                                                  Page

Quarterly Highlights from Press Release Dated October 29, 2002             4


Portfolio Data
         Geographic Diversification                                        6
         Property Summary - Occupancy                                      7
         Major Tenants                                                     8
         Lease Expirations                                                 9
         Leasing Activity                                                 10


Financial Data
         Consolidated Balance Sheets                                      11
         Consolidated Statements of Operations                            12
         FFO and FAD Analysis                                             13
         Per Weighted Average Gross Leasable Area (GLA) Analysis          14
         Debt Outstanding Summary                                         15
         Future Scheduled Principal Payments                              16


Investor Information                                                      17








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



Quarterly Highlights from Press Release dated October 29, 2002

Greensboro, NC, October 29, 2002, Tanger Factory Outlet Centers, Inc. (NYSE:SKT) today reported funds from operations (FFO) for the third quarter of 2002 increased 10% to $10.3 million, or $.84 per share, compared to $9.4 million, or $.80 per share, in the same quarter of 2001. On a per share basis, FFO increased by 5% in the third quarter of 2002 to $.84, compared to $.80 in the same quarter of 2001. For the nine months ended September 30, 2002, FFO increased 9% to $28.6 million, or $2.38 per share, compared to $26.3 million or $2.24 per share, in the same period of 2001. On a per share basis, FFO increased by 6% for the nine months ended September 30, 2002 to $2.38, compared to $2.24 in the same period of 2001. Net income for the third quarter of 2002 increased 29% to $.22 per share compared to net income of $.17 per share in the same quarter of 2001. Net income for the first nine months of 2002 increased 67% to $.55 per share compared to $.33 per share for the same period of 2001. All FFO and net income calculations are on a fully diluted basis and assume full conversion of the minority interest in the operating partnership.

Based on current market conditions, we currently expect our 2003 FFO to range between $3.41 and $3.49 per share for the year. On a quarterly basis, we expect FFO for 2003 to range between $.78 and $.80 per share in the first quarter, $.79 to $81 per share in the second quarter, $.85 to $.87 per share in the third quarter and $.99 to $1.01 per share in the fourth quarter of the year.

Reported same-space sales per square foot for the rolling twelve months ended September 30, 2002 were $297 per square foot. This represents a 6% increase compared to the same period in 2001. Same-space sales is defined as the weighted average sales per square foot reported in space open for the full duration of each comparison period. Our ability to attract high volume tenants to many of our outlet centers continues to improve the average sales per square foot throughout our portfolio. During 2002, we have added 26 new tenants to our portfolio, 18 of which were added in the third quarter, including Baby Gap, Dooney and Bourke, Puma, Chico's, Escada and Versace.

Reported tenant sales for the first nine months of 2002 for all Tanger Outlet Centers increased 2% to $985 million compared to $968 million in 2001. Reported same-store sales for the nine months ended September 30, 2002, defined as the weighted average sales per square foot reported by tenants for stores open since January 1, 2001 were flat. Sales in the third quarter were adversely affected by several hurricanes and unseasonably warm weather during the important Back to School season.

Through September 30, 2002, we renewed approximately 744,000 square feet, or 80%, of the 935,000 square feet coming up for renewal during the current year at an average base rental rate 1% higher than the expiring rate. We anticipate that most of the remaining leases up for renewal will either be renewed with the existing tenants during 2002 or re-tenanted during the next twelve months. We also re-tenanted approximately 191,000 square feet of vacant space during the first nine months of 2002 at a 3% increase in the average base rental rate from that which was charged previously.

In September 2002, we completed a 1,000,000 common share offering that generated net proceeds of approximately $28,000,000. No current shareholders, including the Tanger family, sold any shares through this public offering. As a result of the offering, on a fully diluted basis, there are 12,785,719 shares outstanding, of which the Tanger family continues to own 3,190,651 shares, representing approximately 25% of the company's fully diluted shares. The average shares traded each day have increased substantially during the past year.

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


Immediately following this capital transaction, we completed the acquisition of Kensington Valley Factory Shops located in Howell, Michigan, within the greater Detroit metropolitan region. The established center contains approximately 325,000 square feet, is 100% occupied, and has been renamed the Tanger Outlet Center at Kensington Valley. The purchase price of $37.5 million represents an approximate 12% capitalization rate on the existing net operating income. The accretive acquisition was funded with proceeds from the sale of our Fort Lauderdale property in June of this year and a portion of the net proceeds from the one million common share offering.

We also announced during the third quarter that John Hancock Life Insurance Company has retained us for a fee as the exclusive manager of an existing 329,000 square foot factory outlet shopping center located in Vero Beach, Florida. The property is in the process of being renamed Tanger Outlet Center at Vero Beach. We will manage the day-to-day operations, marketing and leasing of the established outlet center.

Stanley K. Tanger, Chairman of the Board and Chief Executive Officer, said, "Our third quarter was full of activity and our results came in as expected. We completed a very successful common share offering and immediately put those funds to work with the acquisition of the center in Howell, Michigan. We were also pleased that John Hancock has selected the Tanger management team to oversee their outlet center in Vero Beach, Florida. We believe we can add value to the center through capitalizing on the Tanger brand name, increasing consumer traffic and improving the tenant mix at the center. We are proud that our company has paid out over $226,000,000 in cumulative dividends to shareholders during the past 37 consecutive quarters. Historically a portion of the dividend is classified as return of capital and may have advantageous tax benefits to investors.

Tanger Factory Outlet Centers, Inc., a fully integrated, self-administered and self-managed publicly-traded REIT, presently has ownership interests in or management responsibilities for 34 shopping centers in 21 states coast-to-coast, totaling approximately 6,200,000 million square feet, leased to over 1,500 stores that are operated by over 250 different brand name companies. As of September 30, 2002, our existing wholly and partially owned centers were 96% occupied. We are filing a Form 8-K with the Securities and Exchange Commission that includes a supplemental information package for the quarter ended September 30, 2002. For more information on Tanger Outlet Centers, visit our web site at www.tangeroutlet.com.






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


Geographic Diversification

                            As of September 30, 2002

----------------------------- ------------------ ------------- ---------------
State                          # of Centers             GLA       $ of GLA
----------------------------- ------------------ ------------- ---------------
Georgia                              4                950,590         17%

New York                             1                729,238         13%

Texas                                2                619,426         11%

Tennessee                            2                448,535          8%

Michigan                             2                437,651          8%

Missouri                             1                277,494          5%

Iowa                                 1                277,230          5%

South Carolina (1)                   1                260,006          5%

Pennsylvania                         1                255,059          4%

Louisiana                            1                245,199          4%

Florida                              1                198,789          3%

North Carolina                       2                187,702          3%

Arizona                              1                184,768          3%

Indiana                              1                141,051          3%

Minnesota                            1                134,480          2%

California                           1                105,950          2%

Maine                                2                 84,397          1%

Alabama                              1                 80,775          1%

New Hampshire                        2                 61,745          1%

West Virginia                        1                 49,252          1%

Massachusetts                        1                 23,417         --%
----------------------------- ------------------ ------------- ---------------
           Total                     30             5,752,754         100%
----------------------------- ------------------ ------------- ---------------





(1) Includes one center totaling 260,006 sq. ft. of which Tanger owns a 50% interest through a joint venture arrangement. Property Summary - Occupancy

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


Property Summary - Occupancy
                                             %               %              %               %               %
                         Total GLA       Occupied        Occupied       Occupied        Occupied        Occupied
Location                  09/30/02       09/30/02        06/30/02       03/31/02        12/31/01        09/30/01
-------------------- --------------- -------------- -------------- --------------- -------------- --------------
Riverhead, NY               729,238            99%            99%             98%           100%            96%

San Marcos, TX              441,936            98%            98%             98%            98%            97%

Sevierville, TN             353,977           100%           100%            100%           100%           100%

Commerce II, GA             342,556            96%            97%             95%            99%            97%

Howell, MI                  325,231           100%            n/a             n/a            n/a            n/a

Branson, MO                 277,494           100%            98%             94%           100%            99%

Williamsburg, IA            277,230            99%            98%             97%            96%            97%

Myrtle Beach, SC (1)        260,006           100%           100%             n/a            n/a            n/a

Lancaster, PA               255,059            96%            96%             94%           100%           100%

Locust Grove, GA            248,854           100%            98%            100%            98%            97%

Gonzales, LA                245,199            98%            96%             97%            97%            99%

Sanibel, FL                 198,789            97%            93%             96%            97%            94%

Commerce I, GA              185,750            87%            90%             84%            79%            81%

Casa Grande, AZ             184,768            90%            89%             89%            94%            84%

Terrell, TX                 177,490           100%            95%             96%            94%            92%

Dalton, GA                  173,430            98%            96%             90%            94%            95%

Seymour, IN                 141,051            80%            76%             73%            76%            74%

North Branch, MN            134,480           100%           100%            100%           100%            99%

West Branch, MI             112,420           100%            98%            100%            95%            95%

Barstow, CA                 105,950            57%            57%             59%            76%            76%

Blowing Rock, NC            105,448           100%           100%            100%           100%           100%

Pigeon Forge, TN             94,558            94%           100%            100%            96%            94%

Nags Head, NC                82,254           100%           100%            100%           100%           100%

Boaz, AL                     80,775            91%            93%             93%            93%            93%

Kittery I, ME                59,694           100%           100%            100%           100%           100%

LL Bean, NH                  50,745           100%           100%            100%           100%           100%

Martinsburg, WV              49,252            51%            57%             73%            93%           100%

Kittery II, ME               24,703            94%            94%             94%           100%           100%

Bourne, MA                   23,417           100%           100%            100%           100%           100%

Clover, NH                   11,000           100%           100%            100%           100%           100%

Ft Lauderdale, FL               n/a            n/a            n/a            100%           100%           100%
------------------------ --------------- -------------- -------------- --------------- -------------- --------------
   Total                  5,752,754            96%            96%             95%            96%            95%
------------------------ --------------- -------------- -------------- --------------- -------------- --------------


Portfolio Weighted Average Occupancy at the End of Each Period

09/02   06/02   03/02   12/01   09/01   06/01   03/01   12/01   09/00
---------------------------------------------------------------------
 96%     96%     95%     96%     95%     94%     95%     96%     95%

(1) Includes one center totaling 260,006 sq. ft. of which Tanger owns a 50% interest through a joint venture arrangement. Major Tenants


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

                  Ten Largest Tenants As of September 30, 2002

------------------------------ ----------- -------------- -----------------
                                   # of                          % of
     Tenant                       Stores       GLA           Total of GLA
------------------------------ ----------- -------------- -----------------
The Gap, Inc.                       37        386,111              6.7%

Phillips-Van Heusen                 73        324,881              5.6%

Liz Claiborne                       40        324,155              5.6%

Reebok International                25        178,361              3.1%

Dress Barn, Inc.                    20        143,512              2.5%

Sara Lee Corporation                32        123,040              2.1%

Mikasa                              15        120,086              2.1%

Brown Group Retail                  24        118,246              2.1%

Polo Ralph Lauren                   16        110,451              1.9%

VF Factory Outlet                    4        105,697              1.8%

------------------------------ ----------- -------------- -----------------
Total of All Listed Above          286      1,934,540             33.6%
------------------------------ ----------- -------------- -----------------





(1) Includes one center totaling 260,006 sq. ft. of which Tanger owns a 50% interest through a joint venture arrangement.


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

Lease Expirations as of September 30, 2002



                   Percentage of Total Gross Leasable Area (1)

2002    2003    2004    2005    2006    2007    2008    2009    2010    2011    2012 and after

  4%     16%     21%     15%     15%     14%     5%      2%      1%      2%           5%




                  Percentage of Total Annualized Base Rent (1)



2002    2003    2004    2005    2006    2007    2008    2009    2010    2011    2012 and after

  4%     16%     21%     15%     15%     14%     5%      2%      1%      2%           5%






(1) Includes one center totaling 260,006 sq. ft. of which Tanger owns a 50% interest through a joint venture arrangement.


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

Leasing Activity

                                                                                                                Year
                                                        03/31/02        06/30/02      09/30/02     12/31/02    to Date
---------------------------------------------------- ------------- -------------- ------------- ------------ ------------
Re-tenanted Space:

    Number of leases                                           24             10            18                        52
    Gross leasable area                                    93,943         37,653        59,821                   191,417
    New base rent per square foot                          $13.93         $18.20        $16.62                    $15.61
    Prior base rent per square foot                        $12.75         $18.34        $16.79                    $15.11
    Percent increase in rent per square foot                 9.2%         (0.8%)        (1.0%)                      3.3%

Renewed Space:

    Number of leases                                          115             33            52                       200
    Gross leasable area                                   403,956        129,040       211,221                   744,217
    New base rent per square foot                          $16.24         $18.22        $12.09                    $15.41
    Prior base rent per square foot                        $15.49         $17.44        $13.34                    $15.22
    Percent increase in rent per square foot                 4.8%           4.5%        (9.4%)                      1.2%

Total Re-tenanted and Renewed Space:
    Number of leases                                          139             43            70                       252
    Gross leasable area                                   497,899        166,693       271,042                   935,634
    New base rent per square foot                          $15.81         $18.22        $13.09                    $15.45
    Prior base rent per square foot                        $14.97         $17.64        $14.08                    $15.20
    Percent increase in rent per square foot                 5.6%           3.3%        (7.0%)                      1.6%




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
Consolidated Balance Sheets  (dollars in thousands)

                                                        09/30/02      06/30/02      03/31/02       12/31/02      09/30/01
---------------------------------------------------- ------------- ------------ ------------- -------------- -------------
Assets
   Rental Property
       Land                                               $52,345      $50,176       $60,196        $60,158       $59,858
       Buildings                                          571,826      535,438       541,010        539,108       538,342
---------------------------------------------------- ------------- ------------ ------------- -------------- -------------
   Total rental property                                  624,171      585,614       601,206        599,266       598,200
       Accumulated depreciation                         (168,327)    (161,612)     (155,614)      (148,950)     (142,182)
---------------------------------------------------- ------------- ------------ ------------- -------------- -------------
   Total rental property - net                            455,844      424,002       445,592        450,316       456,018
   Cash                                                       209          204           210            515           198
   Deferred charges - net                                  10,494       10,465        11,084         11,413        11,666
   Other assets                                            13,543       30,783        12,183         14,028        16,406
---------------------------------------------------- ------------- ------------ ------------- -------------- -------------
Total assets                                             $480,090     $465,454      $469,069       $476,272      $484,288
---------------------------------------------------- ------------- ------------ ------------- -------------- -------------
Liabilities & Shareholders' Equity
  Liabilities
    Debt
       Senior, unsecured notes                           $155,609     $155,609      $155,609       $160,509      $175,000
       Mortgages payable                                  175,018      175,603       176,176        176,736       177,285
       Lines of credit                                     16,269       26,625        27,786         20,950        10,628
---------------------------------------------------- ------------- ------------ ------------- -------------- -------------
    Total debt                                            346,896      357,837       359,571        358,195       362,913
    Construction trade payables                             4,041        4,141         3,934          3,722         6,431
    Accounts payable & accruals                            14,743       12,943        11,278         16,478        14,191
---------------------------------------------------- ------------- ------------ ------------- -------------- -------------
  Total liabilities                                       365,680      374,921       374,783        378,395       383,535
---------------------------------------------------- ------------- ------------ ------------- -------------- -------------
  Minority interest                                        23,727       19,326        20,386         21,506        22,302
---------------------------------------------------- ------------- ------------ ------------- -------------- -------------
  Shareholders' equity
    Preferred shares                                            1            1             1              1             1
    Common shares                                              90           80            80             79            79
    Paid in capital                                       160,589      138,177       137,684        136,529       136,529
    Distributions in excess of net income                (69,672)     (66,619)      (63,370)       (59,534)      (57,403)
    Accum. other comprehensive income                       (325)        (432)         (495)          (704)         (755)
---------------------------------------------------- ------------- ------------ ------------- -------------- -------------
  Total shareholders' equity                               90,683       71,207        73,900         76,371        78,451
---------------------------------------------------- ------------- ------------ ------------- -------------- -------------
Total liabilities & shareholders' equity                 $480,090     $465,454      $469,069       $476,272      $484,288
---------------------------------------------------- ------------- ------------ ------------- -------------- -------------





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


Consolidated Statements of Operations  (dollars and shares in thousands)

---------------------------------------- ----------------------------------------------------------------- ------------------------
                                                              Three Months Ended                                       YTD
---------------------------------------- ----------------------------------------------------------------- ------------------------
                                                09/02        06/02        03/02        12/01        09/01        09/02       09/01
---------------------------------------- ------------- ------------ ------------ ------------ ------------ ------------ -----------
Revenues
   Base rentals                               $18,839      $18,532      $18,181      $19,303      $18,393      $55,552     $54,419
   Percentage rentals                             778          581          597        1,287          598        1,956       1,448
   Expense reimbursements                       7,411        7,333        7,301        7,548        7,126       22,046      22,171
   Other income                                 1,045          508          573          849          846        2,193       1,923
---------------------------------------- ------------- ------------ ------------ ------------ ------------ ------------ -----------
      Total revenues                           28,073       26,954       26,652       28,987       26,963       81,747      79,961
---------------------------------------- ------------- ------------ ------------ ------------ ------------ ------------ -----------
Expenses
   Property operating                           8,654        8,677        8,656        8,390        8,334       25,988      25,761
   General & administrative                     2,623        2,092        2,275        2,134        2,012        6,990       6,097
   Interest                                     7,171        7,118        7,129        7,297        7,546       21,418      22,837
   Depreciation & amortization                  7,201        7,116        7,083        7,143        7,112       21,400      21,070
---------------------------------------- ------------- ------------ ------------ ------------ ------------ ------------ -----------
      Total expenses                           25,649       25,003       25,143       24,964       25,004       75,796      75,765
---------------------------------------- ------------- ------------ ------------ ------------ ------------ ------------ -----------
Income before income from
    unconsolidated joint ventures,
    minority interest, discontinued
    operations and extraordinary item           2,424        1,951        1,509        4,023        1,959        5,951       4,196
Income from unconsolidated joint
    ventures                                      317           --           --           --           --          250          --
Minority interest                               (617)        (414)        (294)        (991)        (419)      (1,326)       (793)
---------------------------------------- ------------- ------------ ------------ ------------ ------------ ------------ -----------
Income from continuing operations               2,124        1,537        1,215        3,032        1,540        4,875       3,403
Discontinued operations (1)                       184          557          230          231          230          972         690
---------------------------------------- ------------- ------------ ------------ ------------ ------------ ------------ -----------
Income before extraordinary item                2,308        2,094        1,445        3,263        1,770        5,847       4,093
Extraordinary item - loss on early
    extinguishments of debt                        --           --           --        (114)           --           --       (130)
---------------------------------------- ------------- ------------ ------------ ------------ ------------ ------------ -----------
Net Income                                      2,308        2,094        1,445        3,149        1,770        5,847       3,963

Less applicable preferred share
    dividends                                   (443)        (442)        (444)        (443)        (443)      (1,329)     (1,328)
---------------------------------------- ------------- ------------ ------------ ------------ ------------ ------------ -----------
Net income available to common
    shareholders                               $1,865       $1,652       $1,001       $2,706       $1,327       $4,518      $2,635
---------------------------------------- ------------- ------------ ------------ ------------ ------------ ------------ -----------
Basic earnings per common share:
---------------------------------------- ------------- ------------ ------------ ------------ ------------ ------------ -----------
   Income from continuing operations             $.20         $.14         $.10         $.33         $.14         $.44        $.26
---------------------------------------- ------------- ------------ ------------ ------------ ------------ ------------ -----------
   Net income                                    $.22         $.21         $.13         $.34         $.17         $.56        $.33
---------------------------------------- ------------- ------------ ------------ ------------ ------------ ------------ -----------

Diluted earnings per common share:
---------------------------------------- ------------- ------------ ------------ ------------ ------------ ------------ -----------
   Income from continuing operations             $.20         $.13         $.10         $.33         $.14         $.43        $.26
---------------------------------------- ------------- ------------ ------------ ------------ ------------ ------------ -----------
   Net income                                    $.22         $.20         $.12         $.34         $.17         $.55        $.33
---------------------------------------- ------------- ------------ ------------ ------------ ------------ ------------ -----------

Weighted average common shares:
   Basic                                        8,269        8,015        7,948        7,930        7,930        8,078       7,925
   Diluted                                      8,490        8,229        8,028        7,946        7,954        8,254       7,949
---------------------------------------- ------------- ------------ ------------ ------------ ------------ ------------ -----------

(1) In accordance with SFAS No. 144 "Accounting for the Impairment or Disposal of Long Lived Assets", the results of operations for property disposed of during the year have been reported above as discontinued operations for both the current and prior periods presented. Includes a gain on the sale of a previously leased outparcel of land of $243 for the three and nine months ended September 30, 2002 and a gain on the sale of real estate of $460 for the nine months ended September 30, 2002. FFO and FAD Analysis
     (dollars and shares in thousands)



FFO and FAD Analysis (dollars and shares in thousands)

----------------------------------------- ---------------------------------------------------------------- ------------------------
                                                       Three Months Ended                                              YTD
----------------------------------------- ---------------------------------------------------------------- ------------------------
                                                09/02        06/02        03/02        12/01        09/01         09/02       09/01
----------------------------------------- ------------ ------------ ------------ ------------ ------------ ------------- ----------
Funds from operations:
   Net income                                  $2,308       $2,094       $1,445       $3,149       $1,770        $5,847     $3,963
   Adjusted for -
      Extraordinary item                           --                       --           114         --             --         130
      Minority interest                           617          414          294          991          419         1,326        793
      Minority interest, depreciation
        and amortization in
        discontinued operations                    67          293         178           178          178           537        533
      Depreciation and amortization
        uniquely significant to
        Real estate - wholly owned              7,124        7,042        7,010        7,071        7,043        21,176     20,846
      Depreciation and amortization
        uniquely significant to
        Real estate - joint ventures              168                                                 --            168         --
      Gain on sale of real estate                  --        (460)          --           --           --          (460)         --
----------------------------------------- ------------ ------------ ------------ ------------ ------------ ------------- ----------
Funds from operation                          $10,284       $9,383       $8,927      $11,503       $9,410       $28,594    $26,265
----------------------------------------- ------------ ------------ ------------ ------------ ------------ ------------- ----------

----------------------------------------- ------------ ------------ ------------ ------------ ------------ ------------- ----------
Funds from operations per share                  $.84         $.78         $.76         $.98         $.80         $2.38      $2.24
----------------------------------------- ------------ ------------ ------------ ------------ ------------ ------------- ----------
Funds available for distribution:
   Funds from operations                      $10,284       $9,383       $8,927      $11,503       $9,410       $28,594    $26,265
   Plus -
      Corporate depreciation
          excluded above                           77           75           73           72           69           225        224
      Amortization of finance costs               313          289          303          330          326           905      1,330
      Straight line rent adjustment                91           60           41           73           96           192        269
   Less -
      2nd generation tenant allowances          (136)        (429)      (1,206)      (1,337)      (1,567)       (1,771)    (4,668)
      Capital improvements                      (899)        (578)        (370)        (803)      (1,708)       (1,847)    (2,598)
----------------------------------------- ------------ ------------ ------------ ------------ ------------ ------------- ----------
Funds available for distribution               $9,730       $8,800       $7,768       $9,838       $6,626       $26,298    $20,822
----------------------------------------- ------------ ------------ ------------ ------------ ------------ ------------- ----------

----------------------------------------- ------------ ------------ ------------ ------------ ------------ ------------- ----------
Funds available for distribution
   per share                                     $.79         $.73         $.66         $.84         $.57         $2.19      $1.78
----------------------------------------- ------------ ------------ ------------ ------------ ------------ ------------- ----------

----------------------------------------- ------------ ------------ ------------ ------------ ------------ ------------- ----------
Dividends paid per share                       $.6125       $.6125         $.61         $.61         $.61       $1.8350    $1.8275
----------------------------------------- ------------ ------------ ------------ ------------ ------------ ------------- ----------

----------------------------------------- ------------ ------------ ------------ ------------ ------------ ------------- ----------
FFO payout ratio                                  73%          79%          80%          62%          76%           77%        82%
----------------------------------------- ------------ ------------ ------------ ------------ ------------ ------------- ----------

----------------------------------------- ------------ ------------ ------------ ------------ ------------ ------------- ----------
FAD payout ratio                                  78%          84%          92%          73%         107%           84%       103%
Diluted weighted average common
   shares                                      12,245       11,985       11,787       11,705       11,713        12,011     11,708
----------------------------------------- ------------ ------------ ------------ ------------ ------------ ------------- ----------



Per Weighted Average Gross Leasable Area (GLA) Analysis

------------------------------------- ----------------------------------------------------------------- ------------------------
                                                         Three Months Ended                                       YTD
------------------------------------- ----------------------------------------------------------------- ------------------------
                                             09/02        06/02        03/02         12/01        09/01        09/02       09/01
------------------------------------- ------------- ------------ ------------ ------------ ------------ ------------ -----------
GLA open at end of period  -
    Wholly owned (000's)                     5,493        5,167        5,332        5,332        5,326        5,493       5,326
    Partially owned (000's) (1)                260          260           --           --           --          260          --
    Managed properties (000's)                 434          105          105          105          105          434         105
Total GLA open at end of period              6,187        5,532        5,437        5,437        5,431        6,187       5,431
Weighted average GLA (000's) (2)             5,245        5,167        5,167        5,165        5,152        5,193       5,124
End of period occupancy (1)                    96%          96%          95%          96%          95%          96%         94%

               PER SQUARE FOOT
Revenues

   Base rentals                              $3.59        $3.59        $3.52        $3.74        $3.57       $10.70      $10.62
   Percentage rentals                          .15          .11          .12          .25          .12          .38         .28
   Expense reimbursements                     1.41         1.42         1.41         1.46         1.38         4.25        4.33
   Other income                                .20          .10          .11          .16          .16          .42         .38
------------------------------------- ------------- ------------ ------------ ------------ ------------ ------------ -----------
      Total revenues                          5.35         5.22         5.16         5.61         5.23        15.75       15.61
------------------------------------- ------------- ------------ ------------ ------------ ------------ ------------ -----------
Expenses

   Property operating                         1.65         1.68         1.68         1.62         1.62         5.00        5.03
   General & administrative                    .50          .40          .44          .41          .39         1.35        1.19
   Interest                                   1.37         1.38         1.38         1.41         1.46         4.12        4.46
   Depreciation & amortization                1.37         1.38         1.37         1.38         1.38         4.12        4.11
------------------------------------- ------------- ------------ ------------ ------------ ------------ ------------ -----------
      Total expenses                          4.89         4.84         4.87         4.82         4.85        14.59       14.79
------------------------------------- ------------- ------------ ------------ ------------ ------------ ------------ -----------
Income before minority interest,
discontinued operations and
extraordinary item                            $.46         $.38         $.29         $.79         $.38        $1.16        $.82
------------------------------------- ------------- ------------ ------------ ------------ ------------ ------------ -----------

Net operating income                         $3.20        $3.13        $3.04        $3.58        $3.22        $9.39       $9.39
------------------------------------- ------------- ------------ ------------ ------------ ------------ ------------ -----------

Funds from operations                        $1.96        $1.82        $1.73        $2.23        $1.83        $5.51       $5.13
------------------------------------- ------------- ------------ ------------ ------------ ------------ ------------ -----------

(1) Includes one center totaling 260,006 sq. ft. of which Tanger owns a 50% interest through a joint venture arrangement.

(2)  Represents GLA of wholly owned properties  weighted by months of operation.
     GLA is not adjusted for fluctuations in occupancy that may occur subsequent to the original opening date. Debt Outstanding Summary (dollars in thousands)


Debt Outstanding Summary (dollars in thousands)

--------------------------------------------------------------------------------------------------------
                                                              As of September 30, 2002
--------------------------------------------------------------------------------------------------------
                                                Principal          Interest                Maturity
                                                Balance              Rate                    Date
----------------------------------------- -------------- ------------------------------ ----------------
Mortgage debt

   Lancaster, PA                                $14,595             9.770%                 04/10/05

   Commerce I, GA                                 8,401             9.125%                 09/10/05

   Branson, MO                                   24,000          Libor + 1.75%             03/26/06

   Commerce II, GA (1)                           29,500          Libor + 1.75%             03/26/06

   Dalton, GA                                    11,183             7.875%                 04/01/09

   Kittery I, ME                                  6,363             7.875%                 04/01/09

   San Marcos I, TX                              18,994             7.875%                 04/01/09

   San Marcos II, TX                             19,105             7.980%                 04/01/09

   West Branch, MI                                7,099             7.875%                 04/01/09

   Williamsburg, IA                              19,516             7.875%                 04/01/09

   Blowing Rock, NC                               9,688             8.860%                 09/01/10

   Nags Head, NC                                  6,574             8.860%                 09/01/10
----------------------------------------- -------------- ------------------------------ ----------------
Total mortgage debt                             175,018
----------------------------------------- -------------- ------------------------------ ----------------

Corporate debt

   Unsecured credit facilities                    6,000    Libor + (1.60% to 1.75%)        06/30/03

   Unsecured credit facilities                   10,269    Libor + (1.60% to 1.75%)        06/30/04

   1997 Senior unsecured notes                   55,609             7.875%                 10/24/04

   2001 Senior unsecured notes                  100,000             9.125%                 02/15/08
----------------------------------------- -------------- ------------------------------ ----------------
Total corporate debt                            171,878
----------------------------------------- -------------- ------------------------------ ----------------
Total debt                                     $346,896
----------------------------------------- -------------- ------------------------------ ----------------


(1) $25 million of this loan has been fixed until 01/27/03 at 7.72% through the use of an interest rate swap agreement. Future Scheduled Principal Payments
     (dollars in thousands)


Future Scheduled Principal Payments (dollars in thousands)

-------------------------------------------------------------------------------------------
                                             As of September 30, 2002
-------------------------------------------------------------------------------------------
                                  Scheduled                                         Total
                                Amortization               Balloon                Scheduled
Year                               Payments                Payments               Payments
------------------------- -------------------- --------------------- ----------------------
2002                                     $570              $ ------                   $570

2003 (1)                                2,516                 6,000                  8,516

2004 (1)                                2,737                65,878                 68,615

2005                                    2,556                20,577                 23,133

2006                                    2,168                53,500                 55,668

2007                                    2,349                    --                  2,349

2008                                    2,545               100,000                102,545

2009                                      967                70,474                 71,441

2010                                      181                13,878                 14,059

2011                                       --                    --                     --

2012 & thereafter                          --                    --                     --
------------------------- -------------------- --------------------- ----------------------
                                      $16,589              $330,307               $346,896
------------------------- -------------------- --------------------- ----------------------


(1) Balloon payments in 2003 and 2004 include $6,000 and $10,269, respectively relating to amounts outstanding under the unsecured credit facilities.

     Investor Information


Tanger Outlet Centers welcomes any questions or comments from shareholders, analysts, investment managers, media and prospective investors. Please address all inquiries to our Investor Relations Department.


Tanger Factory Outlet Centers, Inc.
Investor Relations
Phone:   (336) 292-3010 ext 6865
Fax:     (336) 297-0931
e-mail:  tangermail@tangeroutlet.com
         ---------------------------
Mail:    Tanger Factory Outlet Centers, Inc.
         3200 Northline Avenue
         Suite 360
         Greensboro, NC  27408